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                                                                      Exhibit 21




                            SIGNIFICANT SUBSIDIARIES


                                                     Place of
        Name                                       Incorporation
        ----                                       -------------

Tyler Corporation                                    Delaware

Forest City Auto Parts Company                       Delaware

Institutional Financing Services, Inc.              California